UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

FINANCE OF AMERICA COMPANIES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40308	85-3474065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, Suite 400
Plano, Texas 75024
(Address of principal executive offices, including Zip Code)
(877) 202-2666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FOA	New York Stock Exchange
NYSE Texas, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On November 17, 2025, Finance of America Reverse LLC (“FAR”), a Delaware limited liability company and an indirect subsidiary of Finance of America Companies Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with PHH Mortgage Corporation, a New Jersey corporation (“PHH”). Also on November 17, 2025, concurrently with the execution of the Asset Purchase Agreement, FAR entered into a Reverse Mortgage Servicing Rights Purchase and Sale Agreement (the “MSR Purchase Agreement”) and a Mortgage Loan Sale Agreement (the “Mortgage Loan Purchase Agreement” and collectively with the Asset Purchase Agreement and MSR Purchase Agreement, the “PHH Purchase Agreements”), with PHH.

Pursuant to the PHH Purchase Agreements, on the terms and subject to the conditions set forth therein, FAR will purchase from PHH, and PHH will sell to FAR (such transactions contemplated by the PHH Purchase Agreements, the “PHH Transaction”), certain assets and liabilities of PHH, relating to PHH’s residential reverse mortgage loan origination and servicing business, including a portfolio of residential reverse mortgage loans and a portfolio of reverse mortgage servicing rights (“Servicing Rights”). In exchange therefor, pursuant to the PHH Purchase Agreements, among other things, FAR will pay to PHH an amount at the closing equal to the estimated book value of the purchased assets (including the Servicing Rights), subject to certain customary holdbacks and post-closing price adjustments, and FAR and PHH will enter into a subservicing agreement under which PHH will act as FAR’s subservicer for a period of three (3) years after the consummation of the PHH Transaction, subject to certain rights to extend the subservicing agreement beyond the three (3) year period.

The obligations of the parties to the PHH Purchase Agreements to consummate the PHH Transaction are subject to the satisfaction or waiver by the applicable party of certain conditions, including, among others, the consent of the Government National Mortgage Association to the transfer of the Servicing Rights from PHH to FAR, without adverse modifications to the rights or obligations of the servicer with respect thereto.

The Asset Purchase Agreement contains certain termination rights for FAR and PHH, including the right of either party to terminate the Asset Purchase Agreement if the PHH Transaction is not consummated by May 1, 2026 (which date may be extended by FAR, under certain circumstances as set forth in the Asset Purchase Agreement). The MSR Purchase Agreement and Mortgage Loan Purchase Agreement terminate automatically upon the termination of the Asset Purchase Agreement.

Item 7.01. Regulation FD Disclosure

On November 18, 2025, the Company issued a press release announcing the PHH Transaction. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1*	Press Release, dated as of November 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Furnished Herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finance of America Companies Inc.

Date:	November 18, 2025	By:	/s/ Matthew A. Engel
Name: Matthew A. Engel
Title: Chief Financial Officer